UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

WIZE PHARMA, INC.

(Name of Registrant as Specified in its Charter)

________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WIZE PHARMA, INC.

5b Hanagar Street, Hod Hasharon

Israel 4527708

Telephone: +(972) 72-260-0536

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

The special meeting (“Special Meeting”) of the stockholders of Wize Pharma, Inc. (the “Company”) will be held on February 19, 2018, at 10:00 a.m. local time at the law offices of Goldfarb Seligman & Co., 98 Yigal Alon St., Tel Aviv, Israel for the purposes of considering the following proposals:

1.       To grant the Board of Directors the authority, in its sole direction, to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-two hundred at any time prior to February 19, 2019, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors.

Only stockholders of record of our common stock at the close of business on January 30, 2018 will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the Special Meeting will be available at the principal office of the Company for the ten days prior to February 19, 2018. The list will be arranged in alphabetical order and show the address and number of shares held by each stockholder. It will be available for examination by any stockholder for any purpose germane to the Special Meeting. The proxy materials will be mailed to stockholders on or about February 5, 2018.

By Order of the Board of Directors

/s/ Ron Mayron

Chairman

WHETHER OR NOT YOU PLAN ON ATTENDING THE SPECIAL MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

WIZE PHARMA, INC.

5b Hanagar Street, Hod Hasharon

Israel 4527708

Telephone: +(972) 72-260-0536

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 19, 2018

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of Wize Pharma, Inc. (referred to as the “Company”, “we,” “us,” or “our”) for use at the Special Meeting of the Company’s stockholders to be held at the law offices of Goldfarb Seligman & Co., 98 Yigal Alon St., Tel Aviv, Israel on February 19, 2018 at 10:00 a.m. local time and at any adjournments thereof. Whether or not you expect to attend the Special Meeting in person, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be mailed to stockholders on or about February 5, 2018.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Special Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Special Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

RECORD DATE

Holders of record of our common stock at the close of business on January 30, 2018 will be entitled to receive notice of, to attend and to vote at the Special Meeting.

ACTION TO BE TAKEN UNDER PROXY

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Or Eisenberg, our Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, and Noam Danenberg, our Chief Operating Officer, or either one of them who acts, will vote:

•         FOR granting the Board of Directors the authority, in its sole direction, to approve an amendment to our Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-two hundred at any time prior to February 19, 2019, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors; and

•         According to their judgment, on the transaction of such matters or other business as may properly come before the Special Meeting or any adjournments thereof.

WHO IS ENTITLED TO VOTE; VOTE REQUIRED; QUORUM

As of January 30, 2018, the record date, there were 104,412,510 shares of common stock issued and outstanding, which constitutes all of the outstanding capital stock of the Company. Holders of common stock are entitled to one vote for each share of common stock held by them.

33.33% of the 104,412,510 outstanding shares of capital stock, present in person or represented by proxy, will constitute a quorum at the Special Meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Special Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Special Meeting, are considered stockholders who are present and entitled to vote and are counted towards the quorum. Only stockholders of record at the close of business on January 30, 2018 are entitled to receive notice of, to attend, and to vote at the Special Meeting. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.” Pursuant to the Company Bylaws, if a quorum fails to attend the Special Meeting, the chair of the Special Meeting may adjourn the Special Meeting to another place, date, and time.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a specific proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, the approval of the Reverse Stock Split (Proposal 1) is considered a non-routine matter. Accordingly, brokers are not entitled to vote uninstructed shares with respect to Proposal No. 1.

We strongly encourage you to provide voting instructions to brokers holding shares in order to ensure your shares will be voted at the Special Meeting in the manner you desire.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

Wize Pharma, Inc. has made these materials available to you in connection with the Company’s solicitation of proxies for use at the Special Meeting of stockholders to be held on February 19, 2018 at 10:00 a.m. local time at the law offices of Goldfarb Seligman & Co., 98 Yigal Alon St., Tel Aviv, Israel. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are mailing our proxy materials on or about February 5, 2018 to all stockholders of record entitled to vote at the Special Meeting.

What is included in these materials?

These materials include this proxy statement, the proxy card or the voter instruction form for the Special Meeting.

What is the proxy card?

The proxy card enables you to appoint Or Eisenberg, our Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, and Noam Danenberg, our Chief Operating Officer, as your representative at the Special Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Special Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting.

What items will be voted on?

You are being asked to vote on the following specific proposal:

•         To grant the Board of Directors the authority, in its sole direction, to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-two hundred at any time prior to February 19, 2019, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors.

We will also transact any other business that properly comes before the Special Meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote your shares:

•         FOR granting the Board of Directors the authority, in its sole direction, to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-two hundred at any time prior to February 19, 2019, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Some of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on January 30, 2018 your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are considered a stockholder of record with respect to those shares, and the proxy materials, including a proxy card, were sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us, including voting over the Internet. Whether or not you plan to attend the Special Meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on January 30, 2018 your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the proxy materials, including a voter instruction form, were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you receive a valid proxy from the organization. If you request printed copies of the proxy materials by mail, you will receive a voter instruction form.

How Do I Vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•         Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the proxy materials.

•         By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

•         In Person. You may attend and vote at the Special Meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters such as Proposal No. 1. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” We strongly encourage you to provide voting instructions to brokers holding shares in order to ensure your shares will be voted at the Special Meeting in the manner you desire.

If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

•         Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the proxy materials.

•         By Telephone. You may vote by proxy by calling the toll free number found on the voter instruction form.

•         By Mail. You may vote by proxy by filling out the voter instruction form and returning it in the pre-addressed, postage-paid envelope provided.

•         In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Special Meeting, you must obtain a legal proxy from the organization that holds your shares.

What if I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. You may vote again on a later date via the Internet (only your latest Internet proxy submitted prior to the Special Meeting will be counted), by signing and returning a new proxy card or a voter instruction form with a later date, or by attending the Special Meeting and voting in person. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary at 5b Hanagar Street, Hod Hasharon, Israel 4527708, a written notice of revocation prior to the Special Meeting.

Please note, however, that if your shares are held of record by an organization, you must instruct them that you wish to change your vote by following the procedures on the voter instruction form provided to you by the organization. If your shares are held in street name, and you wish to attend the Special Meeting and vote at the Special Meeting, you must bring to the Special Meeting a legal proxy from the organization holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

How are proxies voted?

All valid proxies received prior to the Special Meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•         indicate when voting on the Internet that you wish to vote as recommended by the Board of Directors, or

•         sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting. We strongly encourage you to provide voting instructions to ensure your shares will be voted at the Special Meeting in the manner you desire.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters, which includes granting the Board of Directors the authority, in its sole direction, in determining a higher stock price that may be required to meet the listing qualifications for one of the national securities exchanges, to approve the Reverse Stock Split (Proposal 1). Accordingly, brokers are not entitled to vote uninstructed shares with respect to Proposal No. 1. We strongly encourage you to provide voting instructions to brokers holding shares in order to ensure your shares will be voted at the Special Meeting in the manner you desire.

Do I have dissenters’ right of appraisal?

Holders of shares of our common stock do not have appraisal rights under Delaware Law or under the governing documents of the Company in connection with the proposals.

How many votes are required to approve Proposal No. 1?

The affirmative vote of a majority of the shares outstanding on the record date of common stock are required to approve granting the Board of Directors the authority, in its sole direction, to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-two hundred at any time prior to February 19, 2019, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors.

Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•         as necessary to meet applicable legal requirements;

•         to allow for the tabulation and certification of votes; and

•         to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

Do any of the Company’s officers and directors have any interest in matters to be acted upon?

The members of our board of directors and our executive officers do not have any interest in any proposal that is not shared by all other stockholders of the Company.

Where do I find the voting results of the Special Meeting?

We will announce voting results at the Special Meeting and also in our Current Report on Form 8-K, which we anticipate filing within four (4) business days of the Special Meeting.

Who can help answer my questions?

You can contact our corporate headquarters at 5b Hanagar Street, Hod Hasharon, Israel 4527708, or by phone at +(972) 72-260-0536 or by sending a letter to the Company’s Secretary, with any questions about any proposal described in this proxy statement or how to execute your vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of January 30, 2018 by:

•         each person known by us to beneficially own more than 5% of our common stock (based solely on our review of SEC filings);

•         each of our directors;

•         each of our executive officers; and

•         all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of, with respect to the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Wize Pharma, Inc., 5b Hanagar Street, Hod Hasharon, Israel 4527708, unless otherwise indicated. As of January 30, 2018 there were 104,412,510 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% and Greater Shareholders
Rimon Gold Assets Ltd.(1)	42,261,137	28.8%
Ridge Valley Corporation(2)	33,411,037	28.3%
Yaakov Zerahia(3)	18,588,761	16.8%
Simcha Sadan(4)	16,388,217	14.8%
Shimshon Fisher(5)	13,556,874	11.5%
Jonathan Rubini(6)	12,137,695	11.0%
Erez Haver, Adv. in trust for Amir Bramli(7)	8,788,912	8.4%
Can-Fite BioPharma Ltd.(8)	8,563,254	8.2%
Erez Haver, Adv. and Yehuda Bramli, Adv., in trust for Avner Arazi(9)	6,164,724	5.9%
Yossef Peretz(10)	5,947,471	5.5%
Executive Officers and Directors
Ron Mayron	630,208	*
Yossi Keret	—	—
Dr. Franck Amouyal	—	—
Joseph Zarzewsky	—	—
Michael Belkin, Ph.D.(11)	52,222	*
Or Eisenberg	—	—
Noam Danenberg(12)	1,401,937	1.3%
Executive Officers and Directors as a Group (7 Persons)	2,084,367	2.0%

____________

*         Represents ownership of less than 1%

(1)      Represents (i) 20,232,177 shares of common stock issuable upon the conversion of convertible loans and (ii) 22,028,960 shares of common stock issuable upon the exercise of investment rights. Rimon Gold is an Israeli private company wholly owned by the Goldfinger Trust (the “Trust”), whose trustee is Abir Raveh (the “Trustee”) and whose beneficiary is Yair Goldfinger. The Trust directs the management of Rimon Gold, its investment and voting decisions and the Trustee directs the management of the Trust, its investment and voting decisions. The address of Rimon Gold, the Trust and the Trustee is 32 Habarzel, Tel Aviv, Israel. Mr. Goldfinger does not direct the management of Rimon Gold, the Trust or the Trustee, its investment or voting decisions and disclaims beneficial ownership of the shares reported in this table.

(2)      Represents (i) 19,853,641 shares of common stock, (ii) 6,156,362 shares of common stock issuable upon the conversion of convertible loans and (iii) 7,401,034 shares of common stock issuable upon the exercise of investment rights. Ridge is a Seychelles corporation, whose address is Room 206, Premier Building, P.O Box 332, Victoria, Mahe, Seychelles. Priscilla Julie is the sole director of Ridge and holds the voting and dispositive power of the shares of common stock beneficially owned by Ridge. Noam Danenberg, the Company’s Chief Operating Officer, is also the son-in-law of Mrs. Hanna Harpaz, who owns 49% of Ridge.

(3)      Represents (i) 12,371,892 shares of common stock and (ii) 6,216,869 shares of common stock issuable upon the exercise of outstanding warrants. The address for Mr. Zerahia is 10 Tzemach Tzedek Street, Lod, Israel.

(4)      Represents (i) 10,171,348 shares of common stock and (ii) 6,216,869 shares of common stock issuable upon the exercise of outstanding warrants. The address for Mr. Sadan is Hashunit 10, Herzliya, Israel.

(5)      Represents (i) 6,155,840 shares of common stock issuable upon the conversion of convertible loans and (ii) 7,401,033 shares of common stock issuable upon the exercise of investment rights. The address of Mr. Fisher is 3 HaRav Shmuel Rozovski Street, Bnei Brak, Israel.

(6)      Represents (i) 5,920,826 shares of common stock and (ii) 6,216,869 shares of common stock issuable upon the exercise of outstanding warrants. The address for Mr. Rubini is 2655 Marston Drive, Anchorage, Alaska 99517.

(7)      To the knowledge of the Company, the shares of common stock are held by Erez Haver, Adv., who was court-appointed as liquidator of a company affiliated with, and holds such shares in trust for, Amir Bramli. The address of Advocate Erez Haver is APM House, 18 Raoul Wallenberg St., Building D, 6th floor, Tel Aviv, Israel.

(8)      The address of Can-Fite BioPharma Ltd. is 10 Bareket Street, Kiryat Matalon, P.O. Box 7537, Petah-Tikva, 49170, Israel.

(9)      To the knowledge of the Company, the shares of common stock are held by Erez Haver, Adv. and Yehuda Bramli, Adv., who were court-appointed as joint receivers on the assets of, and hold such shares in trust for, Avner Arazi. The address of Advocate Erez Haver is APM House, 18 Raoul Wallenberg St., Building D, 6th floor, Tel Aviv, Israel.

(10)   Represents (i) 2,901,205 shares of common stock and (ii) 3,046,266 shares of common stock issuable upon the exercise of outstanding warrants. The address of Mr. Peretz is Ben Gurion 88 BLVD., Kiryat Malachi, Israel.

(11)   Represents 52,222 shares of common stock issuable upon exercise of vested options.

(12)   The shares of common stock are held by Mr. Danenberg through a company where Mr. Danenberg holds a minority interest and he does not serve as a director or an officer. See footnote 2 above.

PROPOSAL NO. 1

grant the Board of Directors the authority, in its sole direction, to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-tEN and not more than one-for-TWO hundred at any time prior to FEBRUARY 19, 2019, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors

Our Board of Directors has approved and is seeking stockholder approval of an amendment to our Certificate of Incorporation to implement the Reverse Stock Split.

The amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding common stock, if approved by the stockholders, will be substantially in the form set forth on Appendix A (subject to any changes required by applicable law). If approved by the holders of our common stock, the Reverse Stock Split proposal would permit (but not require) our Board of Directors to effect a reverse stock split of our issued and outstanding common stock at any time prior to February 19, 2019 by a ratio of not less than one-for-ten and not more than one-for-two hundred, with the exact ratio to be set at a whole number within this range as determined by our Board of Directors in its sole discretion.

In determining a ratio, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•         the historical trading price and trading volume of our common stock;

•         the number of shares of our common stock outstanding;

•         the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•         the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•         prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than ten and no more than two hundred shares of existing common stock, as determined by our Board of Directors, will be combined into one share of common stock. Any fractional shares will be rounded up to the next whole number. The amendment to our Certificate of Incorporation to effect the Reverse Stock Split, if any, will include only the Reverse Stock Split ratio determined by our Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The Board of Directors believes that the Reverse Stock Split is advisable because the expected increase to the market price of our common stock as a result of implementing the Reverse Stock Split is expected to improve the marketability and liquidity of our common stock and is expected to encourage interest and trading in our common stock. The Reverse Stock Split could allow a broader range of institutions to invest in our stock (namely, investors that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our common stock. In particular, we believe that many of our current and potential stockholders, who are located in Israel, cannot trade in our common stock when the stock price is below $1.00 per share. The Reverse Stock Split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

We would like to eventually apply for listing on the NASDAQ Capital Market or another national securities exchange. By potentially increasing our stock price, the Reverse Stock Split could potentially increase our minimum bid or share price required for the initial listing requirements for, for example, the NASDAQ Capital Market. Our common stock is currently traded on the OTCQB under the symbol “WIZP.” As of January 30, 2018, our stock price was $0.14 per share. At the present time, we do not have any immediate plans or any agreements or understandings to uplist to a national securities exchange. The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following the initial listing (subject to certain exceptions), the maintenance of a continued price of at least $1.00 per share. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange.

The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split. In addition to increasing the market price of our common stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

While reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the certificate of amendment to the Company’s Certificate of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on February 19, 2019, our Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of ten and a maximum of two hundred shares of existing common stock will be combined into one new share of common stock. The table below shows, based on the 104,412,510 shares of common stock outstanding as of the record date, the number of outstanding shares of common stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-10	10,441,251
1-for-20	5,220,625
1-for-30	3,480,417
1-for-40	2,610,312
1-for-50	2,088,250
1-for-60	1,740,208
1-for-70	1,491,607
1-for-80	1,305,156
1-for-90	1,160,139
1-for-100	1,044,125
1-for-150	696,083
1-for-200	522,062

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. Our common stock will continue to be quoted on the OTCQB under the symbol “WIZP”, subject to any decision of our Board of Directors to list our securities on a national securities exchange.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian, or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian, or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on any Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities (including investment rights) entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards, if any, will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the total of the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, and the implementation of the proposed reverse stock split will not cause the Company to go private.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock:

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide our stockholders with any such rights.

Vote Required

The affirmative vote of a majority of the shares of common stock outstanding on the record date.

The Board of Directors unanimously recommends a vote FOR the approval of the Reverse Stock Split.

HOUSE HOLDING OF MATERIALS

In some instances, only one copy of the proxy materials is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the proxy materials you may call us at +(972) 72-260-0536, or send a written request to Wize Pharma, Inc., 5b Hanagar Street, Hod Hasharon, Israel 4527708, attention: Secretary. If you have received only one copy of the proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy, also by calling us at the telephone number or writing to us at the address listed above.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You can read and copy any materials that the Company files with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site that contains information we file electronically with the Commission, which you can access over the Internet at www.sec.gov.

You should rely only on the information contained in, or incorporated by reference as an exhibit to, this Proxy Statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than January 31, 2018, or such earlier date as is expressly set forth herein.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the Special Meeting other than as set forth above. If other matters properly come before the stockholders at the Special Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

Dated: February 5, 2018

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

WIZE PHARMA, INC.

Wize Pharma, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of Wize Pharma, Inc. adopted a proposed amendment of the Certificate of Incorporation of said corporation to effect a reverse stock split, declaring said amendment to be advisable.

The amendment reads as follows:

Section 3.1 is hereby amended by adding the following:

“(i). Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this amendment to the Corporation’s Certificate of Incorporation, as amended, each ________* shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof; provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

* – Whole number between ten (10) and two hundred (200) as determined by the Board of Directors in its sole discretion.

SECOND: That, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of Wize Pharma, Inc. was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of granting the Board of Directors the authority to amend the Certificate of Incorporation to provide for a reverse stock split and the Board of Directors subsequently approved a ratio of 1-for-________*.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

FIFTH: This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of ________________, 201 .

By:
Title:
Name:

A-1

VOTE ON INTERNET

Go to www.vstocktransfer.com/proxy
and log-on using the below control number.
Voting will be open until 11:59 pm (EST) on
February 18, 2018.

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

CONTROL #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE IN PERSON

If you would like to vote in person, please attend the Special Meeting.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Special Meeting Proxy Card - Wize Pharma, Inc.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

Date	**Signature**	**Signature, if held jointly**
______________	______________	______________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, both holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

To change the address on your account, please check the box at right and indicate your new address. ☐

* SPECIMEN * AC:ACCT9999 90.00

WIZE PHARMA, INC.

Proxy for the Special Meeting of Stockholders

TO BE HELD ON FEBRUARY 19, 2018

WIZE PHARMA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Or Eisenberg and Noam Danenberg, and each of them, as proxies, each with full powers of substitution, to represent and to vote all shares of common stock, which the undersigned would be entitled to vote, at the Company’s Special Meeting of Stockholders to be held on February 19, 2018 at 10:00 am local time and at any adjournment thereof, subject to the directions on this Proxy Card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED “FOR” PROPOSAL 1.

WIZE PHARMA’S BOARD OF DIRECTORS RECOMMENDS THAT WIZE PHARMA STOCKHOLDERS VOTE “FOR” PROPOSAL 1.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any postponements or adjournments of the Special Meeting.

Please check here if you plan to attend the Special Meeting of Stockholders on February 19, 2018 at 10:00 a.m. local time. ☐

(Continued and to be signed on Reverse Side)